EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use, in the registration statement on Form SB-2 of Implantable Vision, Inc., of our report dated November 9, 2004 on our audits of the financial statements of Baymark Technologies, Inc. as of July 31, 2004, and the results of its operations and cash flows for the two years then ended.



/s/Michael Johnson & Co., LLC
-----------------------------
Michael Johnson, & Co., LLC
Denver, Colorado

June 29, 2006